UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2010

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2010, the annual meeting of shareholders of Cumberland Pharmaceuticals Inc. (the "Company") was held in Nashville, Tennessee. The following matters were voted upon and approved by the Company's shareholders:

(1) the election of five members to the Board of Directors and

(2) the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm.

At the meeting, A.J. Kazimi (12,340,593 votes for, 1,709,376 votes withheld and 1,495,646 broker non-votes), Martin E. Cearnal (11,538,722 votes for, 2,511,247 votes withheld and 1,495,646 broker non-votes) and Gordon R. Bernard (12,174,693 votes for, 1,875,276 votes withheld and 1,495,646 broker non-votes) were each elected to serve as a member of the Board of Directors until the 2013 annual meeting of shareholders. Jonathan Griggs (12,206,485 votes for, 1,843,484 votes withheld and 1,495,646 broker non-votes) was elected to serve as a member of the Board of Directors until the 2011 annual meeting of shareholders. James Jones (13,897,108 votes for, 152,861 votes withheld and 1,495,646 broker non-votes) was elected to serve as a member of the Board of Directors until the 2012 annual meeting of shareholders.

In addition to the election of directors, the shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm (15,481,781 votes for, 31,297 votes against and 32,537 votes abstained).

Item 8.01 Other Events.

On April 20, 2010, the Company issued a press release announcing the election of Gordon R. Bernard, M.D., Jonathan Griggs and James Jones to the Board of Directors. Previously, Dr. Bernard served as Senior Vice President and Medical Director of the Company and Mr. Griggs served as a member of the Company's Pharmaceutical Advisory Board. A copy of the press release is furnished as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

April 23, 2010	By:	David L. Lowrance

Name: David L. Lowrance
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 20, 2010.